Exhibit 99.1

Corporate Headquarters

712 Fifth Ave., 9th Floor

New York, NY 10019

212.843.1601

PRESS RELEASE

For Immediate Release

Bluerock Residential Growth REIT (BRG) Prices

Class A Common Stock Offering

New York, NY (January 11, 2017) — Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (the “Company”) announced today the pricing of its public offering of 4,000,000 shares of its Class A common stock, at a price to the public of $13.15 per share, for total net proceeds of approximately $49.77 million after deducting underwriting discounts, commissions, and estimated offering expenses payable by the Company. Shares of the Company’s Class A common stock trade on the NYSE MKT under the ticker symbol “BRG.”

The offering is expected to close on January 17, 2017, subject to the satisfaction of customary closing conditions. The Company has granted the underwriters a 30-day option to purchase up to 600,000 additional shares to cover overallotments, if any.

The Company intends to use the net proceeds of the offering for future multifamily acquisitions and investments, and other general corporate and working capital purposes, which may include the funding of capital improvements at its properties.

Janney Montgomery Scott, Compass Point, D.A. Davidson & Co. and Wunderlich are serving as book-running managers for the offering. FBR, Oppenheimer & Co. and Wedbush Securities Inc. are serving as co-managers for the offering.

The offering is being made pursuant to the Company’s shelf registration statement, which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on January 29, 2016. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from the SEC’s website at www.sec.gov or by contacting: Janney Montgomery Scott, LLC, 1717 Arch Street, Philadelphia, Pennsylvania 19103 or by email at prospectus@janney.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these shares or any other securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any state.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust that focuses on acquiring a diversified portfolio of Class A institutional-quality apartment properties in demographically attractive growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through improvements to operations and properties. The Company generally invests with strategic regional partners, including some of the best-regarded private owner-operators in the United States, enabling the Company to operate as a local sharpshooter in each of its markets while enhancing its off-market sourcing capabilities. The Company’s Class A Common Stock is included on the Russell 2000 and Russell 3000 Indexes. The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including, without limitation, with respect to the completion of the proposed public offering on the terms described or at all, and the Company's proposed use of net proceeds. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the preliminary prospectus supplement and accompanying prospectus filed by the Company with the SEC on January 10, 2017, and the documents incorporated therein by reference, and in the Company’s annual and periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Contact

(Media)

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##